UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On October 9, 2026, the Board of Directors (the “Board”) of Pineapple Financial Inc. (the “Company”) approved a transition of the Company’s finance leadership. Effective October 15, 2026, Usman Maher was appointed Chief Financial Officer and Chief Strategy Officer of the Company.

Syed Sarfraz Habib, who has served as the Company’s Chief Financial Officer, was appointed Chief Accounting Officer and Controller of the Company. Mr. Habib’s transition is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The appointment reflects the Company’s focus on strengthening its finance and strategy functions as it scales the Pentiv platform, including institutional-grade financial planning and analysis, capital-markets execution, and the reporting infrastructure to support the Company’s commercial milestones.

Mr. Maher, age 40, brings nearly two decades of experience across hedge fund investing, private equity, special situations credit, and high-growth financial technology. From 2022 to 2026, he served as Senior Director, Strategic Finance at SoFi Technologies, Inc., where he built the finance function for SoFi’s member platform. From 2020 to 2021, he served as a consultant on transactions and diligence matters for investment management firms. From 2016 to 2020, he served in roles of increasing seniority, most recently Vice President, at Lone Star Funds, focused on private equity and special situations investments. Mr. Maher has been a CFA charterholder since 2011 and holds an M.B.A. from the University of Chicago Booth School of Business.

Employment Agreement

In connection with Mr. Maher’s appointment, the Company and Mr. Maher entered into an Executive Employment Agreement, dated as of October 9, 2026 (the “Employment Agreement”), under which Mr. Maher will receive an annual base salary of $250,000, accruing from October 1, 2026. Mr. Maher will participate in the Company’s Management Incentive Plan, with a target annual bonus of 100% of base salary and a payout range of 50% of base salary at threshold to 150% at maximum. Mr. Maher will also be granted equity awards subject to Board and Compensation Committee approval and to the terms of the Company’s 2022 Omnibus Equity Incentive Plan and 2021 Stock Option Plan. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Principal Financial Officer and Principal Accounting Officer Designations

Mr. Habib shall continue to serve as the Company’s “principal financial officer” and “principal accounting officer” for all purposes of the U.S. Securities Exchange Act of 1934 and the rules thereunder through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2026 (the “Form 10-K”) and the certifications and other filings related thereto. Upon the filing of the Form 10-K, Mr. Maher shall, without further action of the Board, assume the designation of “Principal Financial Officer”, and Mr. Habib shall continue as “Principal Accounting Officer” of the Company.

Item 7.01 Regulation FD Disclosure.

On October 15, 2026, the Company issued a press release announcing the matters described in this Current Report and made available an investor presentation. Copies of the press release and the investor presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report. The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Formation of Special Committee

On October 9, 2026, the Board of the Company formed a special committee of the Board (the “Special Committee”) to oversee management’s evaluation of a proposed multi-phase strategic repositioning of the Company under the “Pentiv” brand and related transactions (together, the “Proposed Transactions”). The repositioning encompasses a proposed corporate renaming, the delineation of the Company’s technology platform and digital-asset treasury operations from its mortgage brokerage operations, and continued investment in the development and commercialization of the Pentiv platform, including deployment of its AI-enabled workflows within the Company’s brokerage network, potential licensing of the platform to third-party brokerages, and potential longer-term data-product offerings. The Proposed Transactions also contemplate a potential subsequent spin-off of the Company’s mortgage brokerage business. The related ticker symbol change is described separately below.

The Proposed Transactions are described in a non-binding term sheet dated September 16, 2026. The Special Committee was formed because of the related-party nature of certain elements of the Proposed Transactions. Management’s proposal is intended to accelerate the Company’s strategy of developing and commercializing technology through its operating mortgage brokerage. The proposed structure could position Pentiv to serve a broader market while retaining the brokerage as an anchor customer and a source of operating data and product feedback. The brokerage, in turn, could benefit from dedicated ownership and continued access to the platform under contemplated long-term commercial and technology agreements. The proposal’s objective is to strengthen both businesses and enhance long-term shareholder value. The Proposed Transactions remain subject to the Special Committee’s review, negotiation and execution of definitive agreements, and applicable approvals. The term sheet does not predetermine the outcome of that review, and there can be no assurance that any transaction will be pursued or completed, or as to its terms, timing or anticipated benefits.

The Special Committee consists solely of independent directors: Anthony Georgiades (Chair), Drew Green, Paul Baron and Tasis Giannoukakis. The Board has authorized the Special Committee to, among other things, evaluate, review, direct, supervise and, where it determines appropriate, conduct negotiations regarding the Proposed Transactions or any potential alternative transaction. The Special Committee may also retain independent legal, financial and other advisors at the Company’s expense, and commission any valuation or fairness opinion it considers appropriate.

Ticker Symbol Change

On October 15, 2026, the Company announced that as part of its rebranding initiatives, its stock ticker symbol on the New York Stock Exchange (the “NYSE”) will change from “PAPL” to “PTIV”. Trading under the new stock ticker symbol is anticipated to begin on or about October 26, 2026. The Company’s common shares will continue to be listed on the NYSE, and the Company’s CUSIP will remain unchanged. The renaming of the Company to “Pentiv Inc.” remains subject to shareholder approval at a future meeting of shareholders; unless and until such approval is obtained and the renaming becomes effective, the Company’s filings with the Securities and Exchange Commission will continue to be made under the name Pineapple Financial Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the anticipated timing of the ticker symbol change, the proposed corporate renaming, and the evaluation of the Proposed Transactions. These statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, and actual results may differ materially. The Company undertakes no obligation to update forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement, dated as of October 9, 2026, between the Company and Usman Maher
99.1	Press release, dated October 15, 2026
99.2	Investor presentation, dated October 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2026

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer